Exhibit 10.2

RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE
AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made by and between Amicus Therapeutics, Inc. (the “Company”) and [                  ] (the “Participant”) as of this      th   day of                 , 20[    ] (the “Effective Date”).

WHEREAS, the Company maintains the Amended and Restated 2007 Equity Incentive Plan (the “Plan”) for the benefit of its employees, directors and consultants; and

WHEREAS, the Plan permits the grant of Restricted Stock Units; and

WHEREAS, in order to compensate the Participant for his service to the Company, the Board approved this Award of Restricted Stock Units subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.  Award of Restricted Stock Units. The Company hereby awards the Participant [            ]([    ],000) Restricted Stock Units, subject to the restrictions and on the terms and conditions set forth in this Agreement (the “Restricted Units”). The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Except as otherwise provided herein, capitalized terms herein will have the same meaning as defined in the Plan.

2.  Vesting of Restricted Units. The Restricted Units are subject to a Restriction Period until they become vested in accordance with this Section 2. The Restricted Units are subject to the restrictions on transfer as set forth in Section 7.4(e).

(a) Provided the Participant remains in continuous service with the Company through the applicable vesting date, the Restricted Units will become fully vested as to: (i) 50% of the Restricted Units, on [DATE] and (ii) as to the remaining 50% of the Restricted Units on [DATE].

(b) Additionally, if, during the Participant’s continuous service with the Company, (i) the Participant dies, (ii) the Participant becomes “Disabled” as such term is defined in the Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan (the “Deferral Plan”) or (iii) there occurs a “Change in Control” as such term is defined in the Deferral Plan, then the Restricted Units shall become fully vested.

(c) Upon cessation of the Participant’s employment for any reason other than a termination due to the Participant’s death or upon the Participant’s becoming Disabled, any Restricted Units which then remain subject to a Restriction Period will immediately and automatically, without any action on the part of the Company, be forfeited, and the Participant will have no further rights with respect to those shares.

3.  Distribution of Shares.

(a) Upon the lapse of the Restricted Period applicable to the Restricted Units (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such share), the Company will issue shares of Common Stock to the Participant with respect to the Restricted Units that vest.  Such shares may be issued in the Participant’s name by issuance of a stock certificate or certificates.

(b)  The Company may also condition delivery of certificates underlying the Restricted Units upon receipt from the Participant of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

(c) Notwithstanding the foregoing, if the Participant timely elects in accordance with the Deferral Plan (by submitting an election attached hereto as Exhibit A) to defer delivery of the shares of Common Stock upon vesting of the Restricted Units, then such shares shall be credited to the Participant’s account in the Deferral Plan and shall not be delivered to the Participant in accordance with this Section.  Such shares shall be delivered solely in accordance with the terms of the Deferral Plan in accordance with the Participant’s election.

4.  Substitute Property. If, while any of the Restricted Units remain subject to a Restricted Period, there occurs a merger, reclassification, recapitalization, stock split, stock dividend or other similar event or transaction resulting in new, substituted or additional securities being issued or delivered to the Participant by reason of the Participant’s ownership of the Restricted Units, such securities will constitute “Restricted Units” for all purposes of this Agreement.

5.  Rights of Participant During Restricted Period. The Participant will not have any right to vote the Restricted Units during the Restricted Period.  The Participant will have the right to receive dividends and distributions with respect to the Restricted Units; provided, however, that any cash dividends or distributions paid in respect of the Restricted Units while those units remain subject to a Restricted Period will be delivered to the Participant (without interest) only if and when the Restricted Units giving rise to such dividends or distributions become vested (or, if later in accordance with the Participant’s valid election under the Deferral Plan).

6.  Securities Laws. The Committee may from time to time impose any conditions on the Restricted Units as it deems necessary or advisable to ensure that the Restricted Units or any shares of Common Stock issued with respect to the Restricted Units are issued and sold in compliance with the requirements of any stock exchange or quotation system upon which the shares are then listed or quoted, the Securities Act of 1933 and all other applicable laws.

7.  Tax Consequences.  The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant or vesting of the Restricted Units. The Participant has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

8.  The Plan. This Award of Restricted Units is subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, a copy of which has been provided to the Participant.  Pursuant to the Plan, the Committee is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. All questions of interpretation and application of the Plan shall be determined by the Committee and any such determination shall be final, binding and conclusive.

9.  Consent to Electronic Delivery. The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations).  For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.

10.  Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature.

11.  Governing Law. This Agreement will be construed in accordance with the laws of the State of New Jersey, without regard to the application of the principles of conflicts of laws.

12.  Amendment. Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.

13.  Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company’s duly authorized representative and the Participant have each executed this Restricted Stock Unit Award Agreement on the respective date below indicated.

AMICUS THERAPEUTICS, INC.

By:

Name:
Title:
Date:

[PARTICIPANT]

Signature:
Date:

EXHIBIT A

AMICUS THERAPEUTICS, INC. RESTRICTED STOCK UNIT

DEFERRAL PLAN

DEFERRAL ELECTION

This DEFERRAL ELECTION by the undersigned (“Participant”), provides for the deferral of the receipt of shares of Common Stock with respect to an award of Restricted Units under the Amended and Restated 2007 Equity Incentive Plan (the “Equity Plan”).  To effect such a deferral, the Participant elects as follows:

I.                                        Background

This Election shall be governed by, and subject to, the provisions of the Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan (the “Plan”) as it may be amended from time to time, and the award dated                                (the “Award”) under which Participant was granted Restricted Stock Units pursuant to the Equity Plan.  Capitalized terms shall have the meanings given them herein or, if not defined herein, the meanings given them in the Plan, the Equity Plan and the Award.

II.                                   Initial Deferral Election — Restricted Stock Units

Participant has received an Award of Restricted Stock Units.  Subject to the terms and conditions of the Equity Plan and Award, shares of Common Stock will be vested and deliverable to Participant on the date or dates set forth in Column 2 of the following Table.  Subject to further re-deferral and the terms and conditions of the Deferral Plan and the Award, Participant hereby irrevocably elects to defer the receipt of shares of Common Stock underlying the Restricted Stock Units that would otherwise be deliverable on the dates set forth in Column 2 to the Qualifying Distribution Event (the applicable deferral date or dates or the applicable, permissible deferral event as set forth in Column 3.

Column 1 Number of shares of Common Stock underlying the Restricted Stock Units	Column 2 Vesting Date	Column 3 Deferred Payment Date

III.           Tax Withholding Election

Participant understands that he or she must remit payment by check to the Company to pay any withholding taxes that may become due with respect to Restricted Stock Units subject to this Initial Election unless Grantee checks the following box to make an irrevocable election to have shares withheld to satisfy withholding tax obligations.

☐      Grantee irrevocably elects to have any withholding taxes that may become due with respect to Restricted Stock Units subject to this Initial Election satisfied by share withholding.

IV.           Effect of Failure of Vesting Date to Occur

This Agreement shall be null and void if a Vesting Date does not occur with respect to the Restricted Stock Units as to which the Participant’s Initial election is intended to be effective on or before the date designated in Part II above for delivery of the deferred Shares.

V.                                    Beneficiary

Upon the Participant’s death, the Participant elects the following to be the beneficiary(ies) of the account

Name of Beneficiary	Percentage of Restricted Stock Unit Account to be Delivered to the Beneficiary

VI.                               Status of Deferred Shares

The shares of Common Stock subject to Participant’s election under Part II shall be subject to the Plan and the deferral election provisions of the Award.

Participant (signature)

PRINT NAME

DATE

AMICUS THERAPEUTICS, INC. RESTRICTED STOCK UNIT

DEFERRAL PLAN

RE-DEFERRAL ELECTION

This RE-DEFERRAL ELECTION by the undersigned (“Participant”), provides for the deferral of the receipt of shares of Common Stock with respect to an award of Restricted Units under the Amended and Restated 2007 Equity Incentive Plan (the “Equity Plan”).  To effect such a re-deferral, Participant elects as follows:

I.                                        Background

This Election shall be governed by, and subject to, the provisions of the Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan (the “Plan”) as it may be amended from time to time, and the award dated                                (the “Award”) under which Participant was granted Restricted Stock Units pursuant to the Equity Plan.  Capitalized terms shall have the meanings given them herein or, if not defined herein, the meanings given them in the Plan, the Equity Plan and the Award.

II.                                   Re-Deferral Election — Restricted Stock Units

Participant has previously elected to defer the receipt of shares of Common Stock underlying the Restricted Stock Units to the following dates set forth in Column 2 of the following Table.  Subject to further re-deferral and the terms and conditions of the Plan and the Award, Participant hereby irrevocably elects to re-defer shares of Common Stock that would otherwise be deliverable on the dates set forth in Column 2 to the dates set forth in Column 3.

Column 1 Number of Shares	Column 2 Initial Deferred Payment Date	Column 3 Subsequent Payment Date

III.                              Status of Deferred Shares

The shares of Common Stock subject to Participant’s election under Part II shall be subject to the Plan and the deferral election provisions of the Award.

Participant (signature)

PRINT NAME

DATE